Exhibit 23.B
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-4 of El Paso Corporation of our report dated February 20, 2006 relating to the financial statements of Midland Cogeneration Venture L.P., which appears in El Paso Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
July 20, 2006